As filed with the U.S. Securities and Exchange Commission on October 21, 2025
Registration No. 333-266683
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 3
to
FORM S-1 ON FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
ProKidney Corp.
(Exact name of registrant as specified in its charter)

Delaware	98-1586514
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2000 Frontis Plaza Blvd.
Suite 250
Winston-Salem, NC 27103
Telephone: (336) 999-7019
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Bruce Culleton, M.D.
Chief Executive Officer
ProKidney Corp.
2000 Frontis Plaza Blvd., Suite 250
Winston-Salem, NC 27103
Telephone: (336) 999-7028
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
William C. Hicks, Esq.
Jason S. McCaffrey, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Telephone: (617) 542-6000
Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
This registration statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

EXPLANATORY NOTE
This Post-Effective Amendment No. 3 (this “Post-Effective Amendment No. 3”) to the Registration Statement on Form S-1 on Form S-3 (File No. 333-266683), as originally filed on August 9, 2022 and declared effective by the Securities and Exchange Commission (the “SEC”) on September 8, 2022, and as further amended by Post-Effective Amendment No. 1, as filed with the SEC on April 17, 2023 and declared effective on April 20, 2023, and as further amended by Post-Effective Amendment No. 2, as filed with the SEC on August 18, 2023 and declared effective by the SEC on August 23, 2023 (as amended, the “Registration Statement”), is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), by ProKidney Corp., a Delaware corporation (the “Company”), as the successor to ProKidney Corp., a Cayman Islands exempted company (“ProKidney Cayman”). Effective July 1, 2025, ProKidney Corp. changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware (the “Domestication”). The Company expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Registration Statement initially registered up to 239,420,000 Shares of Class A common stock (formerly known as Class A ordinary shares) of the Company, par value $0.0001 per share (the “Class A common stock”), consisting of (i) 6,890,000 shares of Class A common stock registered for sale by the selling securityholders named in the Registration Statement (the “Selling Securityholders”) (including the shares referred to in the following clause (ii)), (ii) the resale from time to time of 180,000,000 shares of Class A common stock issued or issuable to the unitholders (the “ProKidney Unitholders”) pursuant to that certain Exchange Agreement, dated as of July 11, 2022, by and among the Company, ProKidney LP, and certain holders of the Company’s securities party thereto; (iii) the resale from time to time by certain of the Selling Securityholders of 52,508,300 shares of Class A common stock, purchased by certain investors at a purchase price of $10.00 per share, pursuant to subscription agreements with the Company; and (iv) the issuance by us and the resale from time to time by certain of the Selling Securityholders of 50,000 shares of Class A common stock reserved for issuance upon the settlement of restricted stock units.
This Post-Effective Amendment No. 3 also includes updated information regarding the Selling Securityholders named in the prospectus, including a reduction in the number of shares of Class A common stock being offered by the Selling Securityholders to reflect, among other things, sales or other dispositions of such securities by the Selling Securityholders since the filing of the initial Registration Statement.
For the purposes of this Post-Effective Amendment No. 3 and the Registration Statement, references to the “Company,” “ProKidney,” the “Registrant,” “we,” “our,” “us” and similar terms mean, as of any time prior to the Domestication, ProKidney Cayman and, as of any time after the Domestication, ProKidney Corp., a Delaware corporation. The information contained in this Amendment sets forth additional information to reflect the Domestication. All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the effective date of the Domestication will not reflect the change in our jurisdiction of incorporation or capital structure. For presentation purposes, unless otherwise noted, “ordinary shares” before the domestication and “common stock” subsequent to the domestication are referred to herein as common stock.
For additional information regarding the Domestication, please see the section titled “Special Note Regarding the Domestication” in the prospectus contained in this Post-Effective Amendment No. 3.
No additional securities are being registered under this Post-Effective Amendment No. 3. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 21, 2025
PRELIMINARY PROSPECTUS

PROKIDNEY CORP.

Up to 169,635,462 Shares of Class A Common Stock
This prospectus relates to the issuance by us of up to an aggregate of 169,635,462 shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”) which consists of the resale from time to time by certain of the selling securityholders named in this prospectus (the “Selling Securityholders”) of (i) Class A common stock of ProKidney Corp. (the “Company”), collectively held by certain holders of the Company’s securities (the “Holders”) party to that certain Amended and Restated Registration Rights Agreement, dated as of July 11, 2022, by and among the Company, SCS Sponsor III LLC (the “Sponsor”), and the Holders (the “Amended and Restated Registration Rights Agreement”), their permitted transferees and certain Additional Holders (as defined in the Amended and Restated Registration Rights Agreement); (ii) Class A common stock issued or issuable to the unitholders (the “ProKidney Unitholders”) pursuant to that certain Exchange Agreement, dated as of July 11, 2022, by and among the Company, ProKidney LP, and certain holders of the Company’s securities party thereto (the “Exchange Agreement”); and (iii) Class A common stock reserved for issuance upon the settlement of restricted stock units.
This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We will not receive any proceeds from the sale of Class A common stock by the Selling Securityholders or of Class A common stock by us pursuant to this prospectus.
However, we will pay the expenses, other than any underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.
We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our Class A common stock is listed on The Nasdaq Stock Market under the symbol “PROK.” On October 20, 2025, the closing price of our Class A common stock was $3.29.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and in the other documents that are incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2025.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus or incorporated by reference in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.
For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.
i

PROSPECTUS SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
About ProKidney Corp.
ProKidney, a pioneer in the treatment of chronic kidney disease (“CKD”) through innovations in cell therapy, was founded in 2015 after a decade of research. We are a clinical-stage biotechnology company with a proprietary cell therapy platform that has the potential to treat CKD using a patient’s own cells. Our approach seeks to redefine the treatment of CKD, shifting the emphasis away from management of kidney failure to the preservation of kidney function.
Our lead product candidate, rilparencel (also known as REACT®), is a first-in-class, patented, proprietary autologous cell therapy being evaluated in the ongoing Phase 3 REGEN-006 (PROACT 1) trial for its potential to preserve kidney function in patients with type 2 diabetes and advanced CKD. Rilparencel received Regenerative Medicine Advanced Therapy designation from the United States Food & Drug Administration.
Since our inception, we have devoted substantially all of our resources to organizing and staffing our company, business and scientific planning, conducting discovery and research activities, establishing and protecting our intellectual property portfolio, developing and progressing rilparencel, raising capital, sponsoring clinical trials, establishing arrangements with third parties for the manufacture of component materials, and providing general and administrative support for these operations. We do not have any product candidates approved for sale and have not generated any revenue from product sales.
Completion of Domestication
Effective July 1, 2025 (the “Domestication Date”), we completed a domestication process through which we changed our jurisdiction of incorporation from the Cayman Islands to the State of Delaware (the “Domestication”). In connection with the Domestication, we also completed certain other restructuring transactions (such transactions, together with the Domestication, the “Restructuring”) on the Domestication Date. Prior to the Restructuring, we conducted our business indirectly through ProKidney LP (“PKLP”), a limited partnership under the laws and regulations of Ireland, and its subsidiaries. As part of the Restructuring, (i) PKLP contributed substantially all of its assets to a newly formed subsidiary, ProKidney Holdings, LLC, a Delaware limited liability company (“ProKidney Holdings”) (other than its limited liability company interests in ProKidney Holdings), (ii) PKLP commenced winding-up and made a liquidating distribution of its limited liability company interests in ProKidney Holdings to its partners, including the Company, in redemption of their interests in PKLP, and (iii) ProKidney Corp. GP Limited, the general partner of PKLP, sold its nominal economic interest in ProKidney Holdings received in such liquidating distribution to us (collectively, the “Substitution”). Immediately following the Domestication, ProKidney, then a wholly owned subsidiary of ProKidney Holdings and a Cayman Islands exempted company, re-registered as a Cayman Islands limited liability company and then deregistered as a limited liability company in the Cayman Islands and registered by way of continuation out for purposes of the Limited Liability Companies Act (as amended) of the Cayman Islands and domesticated and continued for purposes of the Delaware Limited Liability Company Act as a Delaware limited liability company named ProKidney IPCo, LLC (“ProKidney IPCo”). As a result of the consummation of the Domestication and the other transactions involved in the Restructuring, we and the other former limited partners of PKLP are now members of ProKidney Holdings, and ProKidney Holdings owns all of the subsidiaries that conduct our business, including ProKidney IPCo.
In connection with the Domestication and the other Restructuring transactions, we amended and restated certain of its material agreements, each originally dated July 11, 2022, on substantially similar terms in order to reflect updates to our corporate structure resulting from the Restructuring including (i) an Amended and Restated Tax Receivable Agreement, (ii) an Amended and Restated Lock-Up Agreement, and (iii) an Amended and Restated

Exchange Agreement. In addition, on the Domestication Date, we, together with the other former limited partners of PKLP, also entered into the Second Amended and Restated Limited Liability Company Agreement of ProKidney Holdings to provide for the governance of ProKidney Holdings and reflect the changes to our capital structure resulting from the Restructuring.
For presentation purposes, unless otherwise noted, “ordinary shares” before the domestication and “common stock” subsequent to the domestication are referred to herein as common stock.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Certain Information by Reference” on page 19 of this prospectus.
Our Corporate Information
Prior to July 11, 2022, we were a blank check company registered under the laws of the Cayman Islands and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We entered into a business combination agreement, dated as of January 18, 2022 with PKLP (the “Business Combination”). As a result of the closing (the “Closing”) of the Business Combination, our name was changed from Social Capital Suvretta Holdings Corp. III to ProKidney Corp.
Our corporate headquarters are located at 2000 Frontis Plaza Boulevard, Suite 250, Winston-Salem, North Carolina 27103 and our telephone number is (336) 999-7019. We maintain a website at www.prokidney.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING
Resale of shares of Class A common stock
Class A common stock offered by the Selling Securityholders (representing shares issued or issuable pursuant to the vesting of restricted stock units and shares issued or issuable pursuant to the Exchange Agreement)
169,635,462 shares
Use of proceeds
We will not receive any proceeds from the sale of the Class A common stock to be offered by the Selling Securityholders.
Ticker symbol
“PROK” for the Class A common stock.

SPECIAL NOTE REGARDING THE DOMESTICATION
Effective July 1, 2025, ProKidney Corp. changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware. The Domestication was effected in the manner described in ProKidney’s registration statement on Form S-4 (the “Form S-4”), which was filed with the SEC on March 31, 2025 (File No. 333-286278). In the Domestication, ProKidney Corp. deregistered as an exempted company in the Cayman Islands pursuant to Sections 206 and 207 of the Companies Act (as amended) of the Cayman Islands and continued its existence under the General Corporation Law of the State of Delaware (the “DGCL”) as a corporation incorporated in the State of Delaware pursuant to Section 388 of the DGCL.
Our consolidated business, operations, assets and liabilities, as well as our principal locations (other than our registered office in the Cayman Islands) and fiscal year, were the same immediately after the Domestication as they were immediately prior to the Domestication. In addition, the directors and executive officers of the Company immediately after the Domestication were the same individuals who were directors and executive officers, respectively, of ProKidney Cayman immediately prior to the Domestication.
Shares of the Company’s Class A common stock continue to be listed for trading on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “PROK.” Upon effectiveness of the Domestication, the Company’s CUSIP number relating to its Class A common stock changed to 74291D 104.
In connection with the Domestication, (i) the outstanding Class A ordinary shares of ProKidney Cayman, par value $0.0001 per share, including fractions of ordinary shares, converted by operation of law into an equivalent number of shares (or fractions thereof) of Class A common stock of the Company, par value $0.0001 per share, and (ii) the outstanding Class B ordinary shares of ProKidney Cayman, par value $0.0001 per share, including fractions of ordinary shares, converted by operation of law into an equivalent number of shares (or fractions thereof) of Class B common stock of the Company, par value $0.0001 per share. The number of shares of Class A common stock of the Company outstanding immediately after the Domestication was the same as the number of ordinary shares of ProKidney Cayman outstanding immediately prior to the Domestication. Consequently, each holder of a Class A ordinary share (or fraction thereof) or Class B ordinary share (or fraction thereof) of ProKidney Cayman immediately prior to the Domestication held, immediately thereafter, a share of Class A common stock (or fraction thereof) or Class B common stock (or fraction thereof) of the Company representing the same proportional equity interest in the Company as that shareholder held in ProKidney Cayman and representing the same class of shares.
The rights of holders of the Company’s Class A common stock are now governed by the Company’s Delaware certificate of incorporation (the “Charter”), its Delaware by-laws (the “Bylaws”) and the DGCL, each of which is described in ProKidney Cayman’s final prospectus relating to the Domestication, which was filed with the Commission pursuant to Rule 424(b)(3) on April 28, 2025 (the “Final Prospectus”).

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully read and consider the risks and uncertainties and all of the other information, documents or reports included or incorporated by reference in this prospectus, including, without limitation, the risk factors in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, which is on file with the SEC and incorporated by reference in this prospectus, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are incorporated herein by reference (as such risk factors may be updated in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act), as well as the risk factors set forth in any applicable prospectus supplement and the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the risks set forth in such “Risk Factors” disclosures actually occur, our business, financial condition, and/or results of operations could suffer. In that case, the market price of our securities offered by this prospectus could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward-Looking Statements” below for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also have a material adverse effect on our business. See “Where You Can Find More Information” included elsewhere in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this prospectus and the information incorporated by reference herein regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, potential results of our drug development efforts or trials, the effects of competition and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “seeks,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements may include, among other things, statements about:
•	our ability to maintain the listing of our Class A common stock on Nasdaq;
•	our ability to manage our growth effectively;
•	the success, cost and timing of our product development activities;
•	the potential attributes and benefits of our product candidates, and if approved, our products;
•	our ability to manufacture rilparencel, our lead product candidate;
•	our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any approved product;
•	our ability to identify, in-license or acquire additional technology;
•	our ability to maintain our existing license, manufacturing and supply agreements;
•	our reliance on third parties to conduct, supervise and monitor a certain portion of our research and nonclinical testing and clinical trials for rilparencel;
•
our ability to compete with other companies currently marketing or engaged in the biologics market and in the area of treatment of kidney disease, many of which have greater financial and marketing resources than us;

•	the size and growth potential of the markets for our products, and the ability of each to serve those markets, either alone or in partnership with others;
•	changes in applicable laws or regulations;
•	our estimates regarding expenses, revenue, capital requirements and needs for additional financing;
•	our ability to raise financing in the future;
•	our financial performance;
•	our intellectual property rights;
•	security breaches with respect to computer systems;
•	economic downturns and political and market conditions beyond our control;
•	the anticipated use of proceeds from this offering, if any;
•	our ability to take advantage of the potential strategic opportunities provided by, and realize the potential benefits of, the Domestication;
•	the risk that the Domestication disrupts current plans and operations;
•	the risk that stockholders may recognize gain or other income with respect to their shares at the effective time of the Domestication;
•
anti-takeover provisions in our organizational documents and under Delaware law could make an acquisition of us more difficult and limit attempts by our stockholders to replace or remove our current management;

•
our organizational documents designate the state courts in the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could discourage lawsuits against us and our directors and officers;

•
even if the Domestication qualifies as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), a U.S. stockholder may still recognize gain or other income with respect to their shares at the effective time of the Domestication;

•	we are likely to be treated as a passive foreign investment company (“PFIC”) which could result in adverse United States federal income tax consequences to U.S. investors; and
•	other factors detailed under the section titled “Risk Factors.”
We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus and the information incorporated by reference herein, particularly in the “Risk Factors” sections of this prospectus, of our Annual Report on Form 10-K for the year ended December 31, 2024 and of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are incorporated by reference herein, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.
You should read this prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS
All of the Class A common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SECURITYHOLDERS
This prospectus relates to the possible resale by the Selling Securityholders of up to 169,635,462 shares of Class A common stock. The Selling Securityholders may from time to time offer and sell any or all of the Class A common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A common stock other than through a public sale. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Class A common stock. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
The following table is prepared based on information provided to us by the Selling Securityholders. It sets forth the name and address of the Selling Securityholders, the aggregate number of shares of Class A common stock and Class B common stock or restricted stock rights underlying Class B common stock (issuable upon the vesting of the restricted stock rights), which shares of Class B common stock are exchangeable, pursuant to the Exchange Agreement, to for shares of Class A common stock that the Selling Securityholders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Securityholders both before and after the offering. We have based the percentage ownership prior to this offering on a total of 295,266,876 shares outstanding, which includes 135,977,945 shares of Class A common stock and 159,288,931 shares of Class B common stock outstanding, in each case as of September 30, 2025.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”
ProKidney Corp.
Selling Securityholders

Name of Selling Securityholders	Class A Common Stock	Class B Common Stock (or Securities Convertible into Class B Common Stock)	Percentage Voting Power	Number of Shares Offered	Number of Shares Beneficially Owned After the Offered Shares are Sold	Percentage Voting Power
Control Empresarial de Capitales, S.A. de C.V. (formerly Inversora Carso, S.A. de C.V.)(1)	10,724,078	63,118,645	25.0%	63,118,645	10,724,078	3.6%
ProKidney Management Equity LLC(2)	—	22,203,387	7.5%	22,203,387	—	—
Tolerantia, LLC(3)	22,617,909	84,283,430	36.2%	84,283,430	22,617,909	7.7%
Uma Sinha, Ph.D.(4)	30,000	—	*	30,000	—	—

*	Less than 1%.
(1)
Consists of 10,724,078 shares of Class A common stock and 63,118,645 shares of Class B common stock held by Control Empresarial de Capitales, S.A. de C.V. (“CEC”). The shares of Class B common stock may be exchanged, together with a corresponding number of ProKidney common units (the “ProKidney Common Units”), pursuant to the Exchange Agreement, for 63,118,645 shares of Class A common stock. Members of the Slim family are beneficiaries of a Mexican trust which owns all of the outstanding voting securities of CEC. Therefore, the Slim family may be deemed to beneficially own indirectly the Class B common stock held by CEC. CEC is a sociedad anónima de capital variable organized under the laws of the United Mexican States. The Slim family has an address of Paseo de las Palmas 736, Colonia Lomas de Chapultepec, 11000 Ciudad de México, México and CEC has an address of Paseo de las Palmas 781, Piso 3, Lomas de Chapultepec, Sección III, Migual Hidalgo, Ciudad de México, México, 11000.
(2)
Consists of 22,203,387 shares of Class B common stock issued or issuable upon vesting of restricted stock rights and restricted common units (collectively, the “PMEL Rights”) held by ProKidney Management Equity (“PMEL”), including PMEL Rights held by PMEL on behalf of individual unitholders. Upon vesting of the PMEL Rights, the aggregate of 22,203,387 shares of Class B common stock may be exchanged, together with a corresponding number of ProKidney Common Units, pursuant to the Exchange Agreement, for a total of 22,203,387 shares of Class A common stock.

(3)
Consists of 22,617,909 shares of Class A common stock and 84,283,430 shares of Class B common stock held by or for the benefit of Tolerantia, LLC (“Tolerantia”). The shares of Class B common stock may exchanged, together with a corresponding number of ProKidney Common Units, pursuant to the Exchange Agreement, for 84,283,430 shares of Class A common stock. Tolerantia is an affiliate controlled and majority-owned by Mr. Pablo Legorreta. Mr. Legorreta controls the voting and disposition of the shares held by or for the benefit of Tolerantia. Mr. Legorreta disclaims beneficial ownership of the shares held by Tolerantia except to the extent of his indirect pecuniary interest therein. The business address of Tolerantia is 110 East 59th Street, Suite 3300, New York, New York, 10022.

(4)
Consists of 30,000 shares of Class A common stock underlying restricted stock units held by Uma Sinha, Ph.D. that vested at Closing. The address of Uma Sinha, Ph.D. is c/o ProKidney Corp., 2000 Frontis Plaza Blvd., Suite 250, Winston-Salem, North Carolina, 27103.

PLAN OF DISTRIBUTION
We are registering the resale by the Selling Securityholders of up to 169,635,462 shares of our Class A common stock.
The Selling Securityholders may offer and sell, from time to time, their Class A common stock covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of Nasdaq;
•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;
•	distribution to employees, members, limited partners or stockholders of the Selling Securityholders;
•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;
•	by pledge to secured debts and other obligations;
•	delayed delivery arrangements;
•	to or through underwriters or agents;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;
•	in options transactions; and
•	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.
In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker- dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Certain of our shareholders have entered into lock-up agreements.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
We have agreed to indemnify certain of the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law.
Amended and Restated Registration Rights Agreement
At the Closing, ProKidney, the Sponsor and certain Selling Securityholders entered into the Amended and Restated Registration Rights Agreement, pursuant to which, among other things, the Sponsor, certain Selling Securityholders and their affiliates and permitted transferees were granted certain registration rights, including “piggyback” registration rights, with respect to their respective Class A common stock (or shares exercisable for Class A common stock) on the terms and subject to the conditions therein.
We have agreed with certain Selling Securityholders pursuant to the Amended and Restated Registration Rights Agreement to use our commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as all securities covered by this prospectus have been sold or otherwise cease to be registrable securities.

DESCRIPTION OF CAPITAL STOCK
The following is a brief description of the material provisions of our shares. The Class A common stock is the only class of our securities registered pursuant to Section 12 of the Exchange Act. The following description of our shares does not purport to be complete and is subject to and qualified in its entirety by the Charter, the Bylaws and the applicable provisions of the DGCL. We encourage you to read the Charter, the Bylaws and the applicable provisions of the DGCL for more information.
Authorized and Outstanding Stock
The Charter authorizes the issuance of 1,250,000,000 shares of capital stock, consisting of:
•	700,000,000 shares of Class A common stock;
•	500,000,000 shares of Class B common stock; and
•	50,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”).
As of September 30, 2025, there were 135,977,945 shares of Class A common stock and 159,288,931 shares of Class B common stock outstanding and approximately 35 holders of Class A common stock and 3 holders of Class B common stock of record.
Class A Common Stock
Voting Rights
Each holder of the shares of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of the shares of Class A common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon (or, in the case of election of directors, by a plurality of voting power of the outstanding shares present in person or represented by proxy and entitled to vote on the election of directors), except as otherwise provided by the Charter or any applicable law. Notwithstanding the foregoing, the holders of the outstanding shares of Class A common stock are entitled to vote separately upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such class of common stock in a manner that is adverse as compared to the Class B common stock (in addition to any other class vote required by applicable law).
Dividend Rights
Subject to applicable law and the preferences that may be applicable to any shares of preferred stock then outstanding, the holders of shares of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors (the “Board”) out of assets of the Company legally available therefor.
Rights upon Liquidation, Dissolution and Winding-Up
Subject to applicable law, in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, after payment of our debts and other liabilities, and of preferential and other amounts, if any, to which the holders of preferred stock are entitled, if any, the holders of the shares of Class A common stock are entitled to (i) receive, pari passu with the holders of shares of Class B common stock, an amount per share equal to the par value thereof, and (ii) thereafter, to share ratably in all assets remaining and available for distribution.
Preemptive or Other Rights
The holders of shares of Class A common stock have no preemptive or conversion rights or other subscription rights (other than in connection with certain issuances of common units under the limited liability company agreement of ProKidney Holdings, LLC, a Delaware limited liability company (“ProKidney Holdings”)). There are no redemption or sinking fund provisions applicable to the shares of Class A common stock. The rights, preferences and privileges of holders of shares of Class A common stock are subject to those of the holders of any shares of preferred stock we may issue in the future.

Class B Common Stock
Voting Rights
Each holder of the shares of Class B common stock is entitled to one vote for each share of Class B common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of the shares of Class B common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitle to vote thereon (or, in the case of election of directors, by a plurality of voting power of the outstanding shares present in person or represented by proxy and entitled to vote on the election of directors), except as otherwise provided by the Charter or any applicable law. Notwithstanding the foregoing, the holders of the outstanding shares of Class B common stock are entitled to vote separately upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such class of common stock in a manner that is adverse as compared to the Class A common stock (in addition to any other class vote required by applicable law).
Dividend Rights
Except as provided in the Charter with respect to stock dividends, dividends of cash or property may not be declared by the Board or paid on shares of Class B common stock.
Rights upon Liquidation, Dissolution and Winding-Up
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class B common stock are not entitled to receive any of our assets in excess of the par value of such shares (which such payment shall be pari passu with the holders of outstanding shares of Class A common stock).
Preemptive or Other Rights
Certain holders of shares of Class B common stock, who are also holders of common units of ProKidney Holdings (or certain permitted transferees thereof), subject to the procedures and restrictions set forth in that certain Exchange Agreement, have the right to exchange one common unit of ProKidney Holdings and one share of Class B common stock (the “Paired Interest”) for one share of Class A common stock.
The holders of shares of Class B common stock do not have other preemptive, subscription, redemption or conversion rights. There is no redemption or sinking fund provisions applicable to the Class B common stock, other than with respect to the exchange of the Paired Interests for Class A common stock pursuant to the Exchange Agreement.
Issuance and Retirement of Class B Common Stock
In the event that any outstanding share of Class B common stock ceases to be held directly or indirectly by a holder of a corresponding common unit of ProKidney Holdings, such share will automatically be transferred to the Company for no consideration and thereupon will be retired.
Preferred Stock
No shares of preferred stock are currently issued or outstanding. The Charter authorizes the Board, subject to any limitations prescribed by the DGCL, by resolution or resolutions, at any time and from time to time, to provide, out of the authorized but unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series, and the designation of such series, the voting powers (whether none, limited or full) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of preferred stock authorized in the Charter. The powers, including voting powers (whether none, limited or full), preferences and relative, participating, optional and other special rights, if any, of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the shares of Class A common stock, diluting the voting power of the shares of Class A common stock and the shares of Class B common stock or subordinating the liquidation rights of the shares of Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the shares of Class A common stock. At present, we have no plans to issue any preferred stock.
Anti-Takeover Effects of Provisions of the Charter and the Bylaws
Certain provisions of the Charter and the Bylaws, as described below, could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of the Company. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of the Company to negotiate first with the Board. However, these provisions may also delay, deter or prevent a change in control or other takeover of the Company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of the common stock and also may limit the price that investors are willing to pay in the future for the common stock. These provisions may also have the effect of preventing changes in our management. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.
Classified Board
The Board is comprised of eight directors. The Charter provides that, subject to the right of holders of any series of preferred stock, the Board is divided into three classes of directors, apportioned to consist of, as nearly as possible, one third of the total number of directors, designated Class I, Class II and Class III, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting. As a result, approximately one-third of the Board is elected each year.
The classification of directors has the effect of making it more difficult for members to change the composition of the Board. The Charter provides that the Board may increase or reduce the upper and lower limits of the number of directors by one or more resolutions of the Board, provided that in no event will a decrease in the number of directors shorten the term of any director then in office.
Stockholder Meetings
The Charter and the Bylaws provide that, subject to the rights of the holders of any outstanding series of preferred stock, special meetings of the Company’s stockholders may be called only by the chairperson of the Board, the chief executive officer or at the direction of the Board pursuant to a written resolution adopted by a majority of the total number of directors that we would have if there were no vacancies
Stockholder Action by Consent
The Charter provides that any action required or permitted to be taken by our stockholders may be effected only at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent by such stockholders; provided, however, that any action required or permitted to be taken by the holders of Class B common stock, voting separately as a class, may be effected by the consent or consents (setting forth the action so taken) of the holders of the outstanding shares of Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, consenting together as a single class in lieu of a duly called annual or special meeting of holders of Class B common stock; provided, further, that any action required or permitted to be taken by the holders of any or all series of preferred stock voting separately as a series of preferred stock or separately as a class of preferred stock (including with respect to any such action specified in the Charter or any certificate of designation relating to any series of preferred stock) may be effected by the consent or consents (setting forth the action so taken), of the holders of outstanding shares of the relevant class or series of preferred stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Amendment of Bylaws
The Bylaws may generally be altered, amended or repealed, and new bylaws may be adopted, by:
•	the approval of a majority of the Board; or
•
the affirmative vote of holders of at least at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote thereon, voting together as a single class.

Indemnification
The Charter requires that we indemnify (and advance expenses to) our directors and officers to the fullest extent permitted by law, provided that we are not required to indemnify (or advance expenses to) any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in our sole discretion, pursuant to the powers vested in the Company under the DGCL or any other applicable law, or (iv) such indemnification is required to be made under the indemnification rights enforcement provision of the Bylaws.
Pursuant to the Charter, none of our directors or officers is personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exception from liability or limitation thereof is not permitted under the DGCL. Currently, Delaware law prohibits corporations from eliminating or limiting the liability of:
•	a director or officer for any breach of the director’s or officer’s duty of loyalty to our company or our stockholders;
•	a director or officer for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law;
•	a director for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL;
•	a director or officer for any transaction from which the director or officer derived an improper personal benefit; and
•
An officer in any action by or in the right of the corporation. The limitation of liability of officers of ProKidney is limited only to persons who at the time of an act or omission as to which liability is asserted is deemed to have consented to service by the delivery of process to the registered agent of ProKidney pursuant to Section 3114(b) of Title 10 of the Delaware Code.

Anti-Takeover Effects of Delaware Law
We are subject to Section 203 of the DGCL. Section 203 provides that we may not engage in a broad range of “business combinations” with any “interested stockholder” for a three-year period following the time that the person became an interested stockholder unless:
•	prior to such time the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the time the business combination is approved by the Board and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, consolidation, asset or stock sale, issuances of securities or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with that person’s affiliates and associates (as such terms are defined in Section 203 of the DGCL), owns (as such term is defined in Section 203 of the DGLC), or within the previous three years owned, 15% or more of our voting stock.
Section 203 could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company. Prior to the consummation of the Domestication, the board of directors of ProKidney Cayman adopted a resolution approving as an “interested stockholder” each shareholder of ProKidney Cayman who would otherwise become an “interested stockholder” of the Company as a result of the Domestication, together with their affiliates or associates, such that the restrictions on “business combinations” contained in Section 203 of the DGCL would not apply to any of such stockholders for purposes of Section 203 of the DGCL.
Exclusive Forum Provision
The Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by applicable law, be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Company; (B) any action or proceeding (including any class action) asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees to the Company or our stockholders; (C) any action or proceeding (including any class action) asserting a claim against us or any of our current or former directors, officers or other employees arising out of or pursuant to any provision of the DGCL, the Charter or the Bylaws (as each may be amended from time to time); (D) any action or proceeding (including any class action) to interpret, apply, enforce or determine the validity of the Charter or the Bylaws (including any right, obligation or remedy thereunder); (E) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and/or (F) any action or claim against us or any of our current or former directors, officers or other employees governed by the internal affairs doctrine or an “internal corporate claim” as defined in Section 115 of the DGCL, in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein.
Transfer Agent and Registrar
The transfer agent and registrar for the Class A common stock and the Class B common stock is Continental Stock Transfer & Trust Company.
Listing
Our shares of Class A common stock are listed on Nasdaq under the symbol “PROK.”

LEGAL MATTERS
The validity of securities offered hereby will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement, including exhibits, under the Securities Act with respect to the Class A common stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.prokidney.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 17, 2025;
•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 12, 2025 and August 12, 2025, respectively;
•	our Current Report on Form 8-K12B, as filed with the SEC on July 3, 2025;
•
our Current Reports on Form 8-K, filed with the SEC on January 21, 2025, May 30, 2025, July 14, 2025, July 15, 2025, and October 17, 2025 (in each case, except for disclosure furnished pursuant to Items 2.02 or 7.01 and exhibits furnished on such forms that relate to such items);

•
our Definitive Proxy Statement, included in ProKidney Cayman’s final prospectus relating to the Domestication, which was filed with the Commission pursuant to Rule 424(b)(3) on April 28, 2025 (the “Final Prospectus”) (File No. 333-286278), for the Annual General Meeting of Shareholders on May 29, 2025;

•
the description of our common stock, included in the Final Prospectus, as filed with the SEC on April 28, 2025 under the caption “Description of Securities” therein, including any amendment or report filed for the purpose of updating such description; and

•
all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Except as otherwise indicated, the SEC file number for each of the documents listed above is 001-40560.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:
ProKidney Corp.
c/o 2000 Frontis Plaza Blvd, Suite 250
Winston-Salem, NC 27103
Attn: Bruce Culleton
Telephone: (336) 999-7028
You may also access these documents on our website, http://www.prokidney.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROKIDNEY CORP.
Up to 169,635,462 Shares of Class A Common Stock
PROSPECTUS
  , 2025
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Expense	Estimated Amount
Securities and Exchange Commission registration fee	$187,102.01
Accounting fees and expenses	*
Legal fees and expenses	*
Financial printing and miscellaneous expenses	*
Total	$*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
Item 15.	Indemnification of Directors and Officers.
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions by a director or officer not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock repurchases or redemptions made under a director’s administration , (4) for any transaction from which the director or officer derived an improper personal benefit or (5) an officer in any action by or in the right of the corporation.
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made with respect to any claim, issue or matter as to which he or she will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court will deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
Our certificate of incorporation provides that no director or officer shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may be amended. This provision in the certificate of incorporation does not eliminate the directors’ or officers’ fiduciary duties and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, such provision does not eliminate or limit the liability of (1) a director or officer for any breach of the director’s or officer’s duty of loyalty to the Company or its stockholders, (2) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) a director under Section 174 of the DGCL, (4) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (5) an officer in any action by or in the right of the Company. The provision also does not affect a director’s or officer’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
The Company’s by-laws also provide that the Company shall indemnify its directors and officers to the fullest extent not prohibited by law, except that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (1) such indemnification is expressly required by law, (2) the proceeding was authorized by the board of directors of the Company, (3) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL or any other applicable law or (4) such indemnification is otherwise required to be made pursuant to the by-laws. For purposes of the indemnification described in this paragraph, references to the Company include ProKidney Cayman prior to the domestication and continuation of its existence under Delaware law as ProKidney Corp. The Company will remain obligated on any indemnification obligations of ProKidney Cayman arising prior to the Domestication.
We maintain directors’ and officers’ insurance policies that cover our directors and officers.
Subject to limitations imposed by Delaware law and the terms therein, the Company has entered into agreements that provide indemnification and advancement of expenses to the directors, officers, certain employees and certain agents of the Company and certain other persons who are or were serving at our request as a director, officer, employee or agent of any other enterprise for all actions, liabilities, losses, damages or expenses incurred or suffered by the indemnified person arising out of such person’s service in such capacity.

Item 16.	Exhibits.
(a)	Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
2.1†	Business Combination Agreement, dated as of January 18, 2022, by and among ProKidney Corp. (formerly Social Capital Suvretta Holdings Corp. III) and ProKidney LP.		Form 8-K/A (Exhibit 2.1)	01/21/2022	001-40560
3.1	Certificate of Incorporation of ProKidney Corp.		Form 8-K12B (Exhibit 3.1)	07/03/2025	001-40560
3.2	By-laws of ProKidney Corp.		Form 8-K12B (Exhibit 3.2)	07/03/2025	001-40560
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.	X
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).	X
24.1	Power of Attorney (included on the signature page)	X
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
107.1*	Calculation of Registration Fee

*	Previously filed.
†
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a) (5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 17.	Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Winston-Salem, State of North Carolina, on October 21, 2025.

PROKIDNEY CORP.

By:	/s/ Bruce Culleton, M.D.
Bruce Culleton, M.D. Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Bruce Culleton, M.D. and James Coulston, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated.

Name	Title	Date

/s/ Bruce Culleton, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	October 21, 2025
Bruce Culleton, M.D.

/s/ James Coulston	Chief Financial Officer (Principal Financial and Accounting Officer)	October 21, 2025
James Coulston

/s/ Pablo Legorreta	Chairman	October 21, 2025
Pablo Legorreta

/s/ William F. Doyle	Director	October 21, 2025
William F. Doyle

/s/ Jennifer Fox	Director	October 21, 2025
Jennifer Fox

/s/ José Ignacio Jimenez Santos	Director	October 21, 2025
José Ignacio Jimenez Santos

/s/ Alan M. Lotvin	Director	October 21, 2025
Alan M. Lotvin, M.D.

/s/ Brian J.G. Pereira, M.D.	Director	October 21, 2025
Brian J.G. Pereira, M.D.

/s/ Uma Sinha, Ph.D.	Director	October 21, 2025
Uma Sinha, Ph.D.